FOR IMMEDIATE RELEASE	Contact:	Ed Jaehne
Chief Strategy Officer
443-270-5300

Randall Griffin Resigns from KEYW’s Board of Directors

Hanover, MD, July 05, 2011 (GlobeNewswire) – KEYW Corporation (NASDAQ:  KEYW) announced today that Randall Griffin, CEO of Corporate Office Properties Trust, has resigned from KEYW’s Board of Directors, effective July 1, 2011.  Mr. Griffin has been a member of KEYW’s Board since 2008.

“Rand has been a valued Board member for KEYW since we began operations in August 2008,” commented Leonard Moodispaw, CEO and President of KEYW.  “His advice and support have contributed to the fast pace at which KEYW has been able to go from start-up to being a public company in just over 2 years.  We appreciate his dedicated service to KEYW.”

Upon this resignation, KEYW’s Board will operate as a seven member Board, of whom six are “independent directors” as defined under the NASDAQ Marketplace Rules.

About KEYW:  KEYW provides agile cyber superiority and cybersecurity solutions, primarily for U.S. Government intelligence and defense customers.  We create our solutions by combining our services and expertise with hardware, software, and proprietary technology to meet our customers’ requirements.  For more information contact KEYW Corporation, 1334 Ashton Road, Hanover, Maryland 21076; Phone 443-270-5300; Fax 443-270-5301; E-mail investors@keywcorp.com, or on the Web at www.keywcorp.com.

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